EXHIBIT 23.6


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                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Magic Software Enterprises Ltd.


        We hereby consent to the incorporation by reference, in the Registration Statement on Form S-8 (File No. 333-104377) of Magic Software Enterprises Ltd. (the "Company")relating to the registration of an additional 1,000,000 Ordinary Shares, par value NIS 0.1 per share, of the Company authorized for issuance under its 2000 Employee Stock Option Plan, of our reports dated January 24, 2002 and January 24, 2003, relating to the balance sheets of Magic Software Japan K.K., a wholly-owned subsidiary of the Company, as of December 31, 2001 and 2002, and the related statements of operations and changes in shareholders' equity for each of the two years ended December 31, 2002, which report appears in the Company's Annual Reports on Form 20-F for the fiscal years ended December 31, 2001 and 2002.




                                                       /s/ASG Audit Corporation



Tokyo, Japan
March 8, 2004